Exhibit 99.2 4Q23 EARNINGS REPORT PennyMac Mortgage Investment Trust February 2024

FORWARD LOOKING STATEMENTS This presentation contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or condition al verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks ; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; changes in real estate values, housing prices and housing sales; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’ s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man- made or natural disasters, climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’ s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market ; regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as market driven value changes that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. 2

FOURTH QUARTER HIGHLIGHTS

Strong contributions from credit sensitive strategies and correspondent production were partially offset by fair value declines in the interest rate sensitive strategies

4Q23 Results

Metric	Value
Net income attributable to common shareholders[1]	$42mm
Diluted EPS[2]	$0.44
Return on common equity	12%
Book value per share	$16.13
Dividend per common share	$0.40

CREDIT SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market-driven value changes[3]	Fair value of organically-created CRT[2] investments	New investments in GSE[2] CRT
$61mm	$19mm	$1.1bn	$17mm

INTEREST RATE SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market-driven value changes[3]	New investments in MSR[2]	Fair value of MSR investments
$(17)mm	$34mm	$43mm	$3.9bn

CORRESPONDENT PRODUCTION

Pretax income	PMT conventional correspondent production volume (UPB)[2][4]	Correspondent seller relationships
$11mm	$2bn	812

Note: All figures are for 4Q23 or as of 12/31/23

(1) Net income attributable to common shareholders includes a tax benefit of $13 million

(2) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; GSE = government-sponsored enterprise; UPB = unpaid principal balance

(3) Excludes $42 million of market-driven value gains in the credit sensitive strategies and $51 million of market-driven value declines in the interest rate sensitive strategies – see slide 12

(4) Excludes $10 billion in UPB of conventional loan production sold to PFSI

3

2023 RESULTS HIGHLIGHT THE STRENGTH OF PMT’S INVESTMENT STRATEGIES Income contributions from all …drove strong financial three investment strategies… performance… $45mm $158mm $1.63 $230mm Interest rate Net income Credit sensitive Diluted sensitive strategies attributable to strategies pretax EPS pretax income common shareholders income $23mm 11% 2% Correspondent production Return on Growth in book common equity value per share pretax income …with active investment …and effective capital management… management. $28mm $141mm Common shares Common share $293mm $188mm repurchased dividends paid New New MSR opportunistic investments $659mm $450mm investments New long-term Long-term debt debt issued retired Note: All figures are for the full year 2023 or as of 12/31/23 4

ORIGINATION MARKET EXPECTATIONS REFLECT GROWTH (1) U.S. Mortgage Origination Market Mortgage Rates Have Declined from Recent Highs ($ in trillions) 8.0% $4.4 7.0% 6.0% $2.6 $2.3 5.0% $2.0 $0.7 4.0% $1.4 $0.5 $0.2 3.0% $1.8 $1.6 $1.5 $1.2 2.0% 2021 2022 2023 2024E Purchase Refinance (2) Average 30-year fixed rate mortgage • Current third-party estimates for industry originations in the first quarter of 2024 average below $400 billion, though anticipated rate cuts have increased projections for 2024 originations to $2.0 trillion (3) ‒ Unit origination volume is projected to increase in 2024, but remains well below normalized levels • Mortgage REITs with diversified investment portfolios, efficient cost structures and strong risk management practices such as PMT are best-positioned to manage through volatility presented by the current market environment Note: Figures may not sum due to rounding (1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (1/19/24) and Fannie Mae (1/10/24) forecasts. (2) Freddie Mac Primary Mortgage Market Survey 6.69% as of 1/25/24 (3) Zelman & Associates 12/21/2023 5

STRONG EXPECTED PERFORMANCE FROM SEASONED INVESTMENT PORTFOLIO More than two-thirds of PMT’s shareholders’ equity is deployed to seasoned investments in MSRs and PMT’s unique GSE credit risk transfer investments with strong underlying fundamentals Mortgage Servicing Rights PMT GSE Credit Risk Transfer (56% of shareholders’ equity) (14% of shareholders’ equity) • Seasoned loans originated from 2015 – • Stable cash flows over extended expected life 2020 at low WACs (1) ‒ WAC of 3.7%; substantially all out of the money • Realized lifetime losses expected to be • Decreased sensitivity of fair values at higher market interest rates limited • Elevated placement fee income from higher short-term rates Strong long-term expected risk-adjusted returns supported by: • Underlying, high-quality conventional loan borrowers (1) • Low delinquencies and LTV ratios, driven by mortgages with low rates and substantial accumulation of home equity • Higher interest rates implies slow runoff and extended asset life • PFSI’s industry-leading servicing capabilities 6 (1) WAC = Weighted average coupon; LTV = Loan-to-value

CAPITAL DEPLOYMENT OUTLOOK FOR PMT • Actively managing equity allocation through conventional Credit Sensitive Strategies correspondent loan sales to PFSI • Invested $17 million into floating rate GSE CRT bonds in 4Q23 • Equity allocated to the interest rate sensitive strategies • After quarter end, opportunistically sold $56 million in floating increased during the quarter driven primarily by higher rate GSE CRT bonds after credit spreads tightened servicing advances outstanding • Will continue evaluating investment opportunities in GSE- • Equity allocated to the credit sensitive strategies was issued CRT (CAS and STACR bonds) relatively unchanged from the prior quarter Equity Allocation as of 12/31/23 100% = $2.0 billion Interest Rate Sensitive Strategies • PMT expects to maintain the sale of a large percentage of conventional correspondent loans to PFSI in 1Q24 as it actively manages its equity allocation with consideration given Credit to other attractive opportunities Sensitive Strategies 24% • Will continue evaluating opportunities to purchase bulk MSRs that align with PMT’s investment strategy Corporate 5% Interest Rate Sensitive Correspondent Strategies 67% Production 5% Share Repurchases • Remains an attractive use of capital when PMT’s share price is well below book value per share 7

RUN-RATE RETURN POTENTIAL FROM PMT’S INVESTMENT STRATEGIES Annualized WA Equity Return on Equity (1) Allocated (%) (ROE) • Represents the average annualized return and Credit sensitive strategies: PMT GSE credit risk transfer 15.7% 13% quarterly earnings potential expected from its Other GSE Credit Risk Transfer (CAS & STACR) 16.0% 8% strategies over the next four quarters Non-Agency Subordinate MBS 12.0% 1% Other credit sensitive strategies 1.5% 1% • Reflects performance expectations in the current Net credit sensitive strategies 15.2% 23% Interest rate sensitive strategies: mortgage market MSRs (incl. recapture) 8.1% 52% Agency MBS (incl. IO Securitization) 20.9% 8% ‒ Return potential of PMT’s organically-created Non-Agency Senior MBS 12.0% 1% investments in GSE CRT decreased slightly from the (2) Interest rate hedges -1.6% 0% prior quarter due to tighter credit spreads Net interest rate sensitive strategies 8.2% 61% Correspondent production 32.7% 7% ‒ Return potential for the interest rate sensitive strategies Cash, short term investments, and other 6.8% 9% decreased due to the impact of interest rate changes on (3) Management fees & corporate expenses -3.3% 0% asset yields compared to financing rates as the yield (3) Net Corporate -2.6% 9% curve re-inverted Provision for income tax expense -0.3% ‒ Expected returns on interest rate sensitive assets have Net income 7.8% 100% potential to improve if short-term rates decline, driving Dividends on preferred stock 7.7% 28% an increase in the overall run rate Net income attributable to common shareholders 7.9% 72% (1) Average Diluted EPS Per Quarter $ 0 .31 Equity allocated represents management’s internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management’s Note: This slide presents estimates for illustrative purposes only, using PMT’s base case assumptions (e.g., for credit performance, assessment of target leverage ratios and required capital or liquidity to support the investment (2) prepayment speeds, financing economics, and loss treatment for CRT transactions), and does not contemplate market-driven value ROE calculated as a percentage of segment equity (3) changes other than realization of cash flows and hedge costs, or significant changes or shocks to current market conditions; actual ROE calculated as a percentage of total equity 8 results may differ materially

PENNYMAC MORTGAGE INVESTMENT TRUST

CORRESPONDENT PRODUCTION HIGHLIGHTS

- Correspondent acquisitions in 4Q23 totaled $23.6 billion in UPB, up 10% Q/Q and 14% Y/Y
  - 47% government loans; 53% conventional loans
  - Government acquisitions of $11.0 billion in UPB, up 24% Q/Q and 9% Y/Y
  - Conventional acquisitions of $12.6 billion in UPB, down 1% Q/Q and up 18% Y/Y
    - $10.1 billion in UPB were for PFSI's account
- Correspondent lock volume was $23.9 billion in UPB, essentially unchanged Q/Q and up 4% Y/Y
  - $10.0 billion in UPB of conventional locks were for PFSI's account
- To actively manage its allocation of capital with consideration given to expected opportunities in the market, in 1Q24 PMT expects to continue selling a large percentage of conventional correspondent loans to PFSI
- Pennymac remains the largest correspondent aggregator in the U.S.
- January acquisitions are estimated to be $6.6 billion in UPB; locks are estimated to be $6.9 billion in UPB

Correspondent Production Volume and Mix

(UPB in billions)



$22.9
$23.9
$23.9
$20.8
$21.5
$23.6
$14.0
$18.8
$21.1
$6.8
$2.8
$2.5
4Q22
3Q23
4Q23
PMT acquisitions
PFSI acquisitions[1]
Total locks

Key Financial Metrics	3Q23	4Q23
Segment pretax income as a percentage of interest rate lock commitments[2]	0.25%	0.41%
Fulfillment fee as a percentage of acquisitions funded[3]	0.20%	0.20%

Selected Operational Metrics	3Q23	4Q23
Correspondent seller relationships	829	812
Purchase money loans, as a % of total acquisitions	92%	93%

Note: May not sum due to rounding

(1) For all government loans and conventional loans sourced for PFSI, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee to PFSI

(2) Conventional conforming interest rate lock commitments for PMT's own account

(3) Based on funded loans subject to fulfillment fees

9

TRENDS IN MSR INVESTMENTS MSR Investments ($ in millions) • MSR assets were $3.9 billion as of December st th 31 , down from $4.1 billion as of September 30 $229,971 $230,295 ‒ Fair value declines and runoff from $240,000 $4,800 prepayments partially offset by newly originated $4,400 $210,000 $4,109 MSR investments of $43 million $4,013 $3,975 $3,978 $3,919 $4,000 $180,000 ‒ UPB underlying PMT’s MSR investments $3,600 remained essentially unchanged $3,200 $150,000 $2,800 $120,000 $2,400 $2,000 $90,000 $1,600 $60,000 $1,200 $800 $30,000 $400 $0 $0 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 (1) MSRs UPB (right axis) 10 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

TRENDS IN PMT'S UNIQUE INVESTMENTS IN GSE CREDIT RISK TRANSFER

- Fair value of PMT's organically-created CRT investments was essentially unchanged from September 30, 2023 as runoff from prepayments offset fair value gains
- The 60+ day delinquency rate increased slightly from September 30, 2023, but remains low
- Cumulative lifetime losses increased slightly; we ultimately expect realized losses over the life of these investments to be limited, given the substantial build-up of equity for underlying borrowers due to home price appreciation in recent years

Organically-Created GSE CRT Investments[1]

($ in millions)



$1,144
$1,148
$1,163
$1,145
$1,146
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23

Selected metrics for quarter ended[2]:

	12/31/22	3/31/23	6/30/23	9/30/23	12/31/23
Underlying UPB of loans ($ in billions)	$25.3	$24.8	$24.2	$23.6	$23.2
WA FICO at origination	751	753	753	753	753
WA LTV at origination	82.4%	82.4%	82.4%	82.4%	82.4%
WA Current LTV	53.4%	53.8%	51.6%	50.5%	50.1%
60+ Days Delinquent as a % of outstanding UPB	1.25%	1.18%	1.12%	1.18%	1.23%
Net realized principal losses ($ in millions)	$1.2	$1.3	$0.5	$0.5	$1.3
Cumulative lifetime principal losses ($ in millions)	$42.9	$44.1	$44.6	$45.1	$46.4
Interest reduction ($ in millions)	$3.3	$3.3	$3.3	$3.3	$3.3
Cumulative interest reduction ($ in millions)	$13.2	$16.5	$19.9	$23.2	$26.5

[1] The fair value of PMT's organically created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable

[2] Weighted average FICO and LTV metrics at origination for the population of loans remaining as of the date presented; current LTVs were refreshed using the latest home price information available as of the reporting period

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FOURTH QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

($ in millions, except EPS)	Total Income Contribution[1]	Market-Driven Value Changes[2]	Income Excluding Market-Driven Value Changes[1][2]	WA Equity Allocated[3]	Annualized Return on Equity (ROE)[1]
Credit sensitive strategies:					
PMT GSE credit risk transfer	$ 42.0	$ 29.0	$ 13.0	$ 285	59%
Other GSE Credit Risk Transfer (CAS & STACR)	12.8	7.4	5.4	149	34%
PMT Non-Agency Subordinate MBS	6.1	5.7	0.4	21	116%
Other credit sensitive strategies[4]	0.0	-	0.0	17	1%
Net credit sensitive strategies	**$ 60.9**	**$ 42.0**	**$ 18.9**	**$ 473**	**52%**
Interest rate sensitive strategies:					
MSRs (incl. recapture)	$ (115.7)	$ (144.6)	$ 28.9		
Agency MBS (incl. IO Securitization)	188.8	184.3	4.5		
Non-Agency Senior MBS	4.6	4.0	0.5		
Interest rate hedges	(94.4)	(94.4)			
Net interest rate sensitive strategies	**$ (16.8)**	**$ (50.7)**	**$ 33.9**	**$ 1,265**	**-5%**
Correspondent production	**$ 11.3**	**$ -**	**$ 11.3**	**$ 80**	**56%**
Cash, short term investments, and other	$ 1.1		$ 1.1	$ 143	3%
Management fees & corporate expenses[5]	(16.2)	n/a	(16.2)		-3%
Corporate[5]	**$ (15.0)**	**n/a**	**$ (15.0)**	**$ 143**	**-3%**
Benefit / (Provision) for income tax expense	$ 12.6	20.6	$ (8.1)		
Net income	**$ 52.9**	**$ 12.0**	**$ 40.9**	**$ 1,962**	**11%**
Dividends on preferred stock	**$ 10.5**			**$ 541**	**8%**
Net income attributable to common shareholders	**$ 42.5**			**$ 1,420**	**12%**
Diluted EPS	**$ 0.44**				

Note: Figures may not sum due to rounding

(1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation

(2) Categorization of income as market-driven value changes based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

(3) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment

(4) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $4.5 million in carrying value of real estate acquired in settlement of loans at 12/31/23

(5) ROE calculated as a percentage of total equity

12

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk exposure on a ($ in millions) “global” basis, recognizing interest rate sensitivities across its investment strategies MSR fair value change before realization of cash flows (1) • In 4Q23, MSR fair value decreased Change in fair value of Agency MBS, interest rate hedges, and related income tax effects ‒ Decline in mortgage rates increased future prepayment projections $263 • Change in fair value of Agency MBS, interest rate hedges, and related income tax effects combined to offset approximately 78% of the MSR value decline $112 $44 ($74) ($145) ($254) 4Q22 3Q23 4Q23 13 (1) Before recognition of realization of cash flows

PMT’S FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES $609mm $54mm | 2028 Unsecured Senior Notes and Exchangeable Senior Notes • Low, fixed interest rates $345mm | 2026 • First maturity in November 2024 • Provides flexibility and complements asset-backed structures $210mm | 2024 Unsecured Senior Notes and Exchangeable Senior Notes $2,800mm MSR Financing Financing capacity across • Maturity profile of MSR term notes aligns more closely with the expected multiple banks life of the MSR asset than short term borrowings $1,025mm • Secured revolving bank financing lines provide flexibility to finance $370mm | 2028 $1.6bn drawn fluctuating MSR and advance balances $305mm | 2027 $350mm | 2026 MSR Term Notes and Loans & Secured Revolving Bank Financing Servicing Advance Financing Lines for MSRs & Servicing Advances $793mm CRT Financing $161mm | 2025 • The vast majority of PMT’s CRT financing is in the form of term notes $217mm | 2025 which do not contain mark-to-market (margin call) provisions $51mm | 2025 Term Notes $48mm | 2024 $270mm | 2024 Securities repurchase $46mm agreements 14 14 Note: All figures are as of December 31, 2023 CRT Financing

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • Leading acquirer and producer of conventional conforming mortgage loans • Significant growth in market share over PMT’s more than 14-year history driven by PFSI’s Correspondent operational excellence and high service levels Production • Provides unique ability to produce investment assets organically • MSR investments created through the securitization of conventional correspondent loan production Interest Rate Sensitive • Hedged with Agency MBS and interest rate derivatives Strategies • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to influence performance through active servicing supplemented by opportunistic investments in CRT bonds Credit issued by the GSEs Sensitive Strategies • Approximately $23.2 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at December 31, 2023 16

HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) Book value per share Diluted EPS Common Dividend $19.05 $16.13 $0.44 $0.51 $0.50 $0.47 $0.47 $0.47 $0.47 $0.40 $0.40 $0.40 $0.40 $0.40 $0.16 $0.01 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 ($0.07) ($0.28) ($0.32) ($0.88) (2) ROE : -6% -7% -20% -0% -2% -14% 5% 14% 12% • Repurchased 29.1 million common shares from 3Q15 through 4Q23 (1) 17 At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS (1) (2) 7.31% Average 30-year fixed rate mortgage 10-year Treasury Bond Yield 6.61% 4.57% 3.88% 8.0% 5.0% 7.0% 4.0% 6.0% 3.0% 5.0% 2.0% 4.0% 1.0% 3.0% 2.0% 0.0% (3) Macroeconomic Metrics Footnotes (1) 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 Freddie Mac Primary Mortgage Market Survey. 6.69% as of 1/25/24 (2) 10-year Treasury U.S. Department of the Treasury. 4.12% as of 1/25/24 3.9% 3.5% 3.8% 4.6% 3.9% bond yield (3) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg 2/10 year Treasury -0.6% -0.6% -1.1% -0.5% -0.4% Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey yield spread Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), 30-year fixed rate 6.4% 6.3% 6.7% 7.3% 6.6% Bloomberg mortgage Secondary mortgage U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price 5.4% 5.0% 5.6% 6.4% 5.3% rate NSA Index (SPCSUSA); data is as of 10/31/23 U.S. home price appreciation 5.7% 0.8% 0.0% 4.0% 4.8% Residential mortgage originations are for the quarterly period ended; source: Inside (Y/Y % change) Mortgage Finance Residential mortgage $350 $295 $400 $385 $300 originations (in billions) 18

PMT IS IN EXCESS OF REGULATORY CAPITAL AND LIQUIDITY REQUIREMENTS PennyMac Corp. (PMC) is a wholly-owned subsidiary of PennyMac Mortgage Investment Trust and is approved as a seller/servicer of mortgage loans by Fannie Mae and Freddie Mac As of December 31, 2023 Capital Ratio Capital Liquidity (in millions) 15% $450 $875 $211 FHFA Eligibility $584 6% Requirements Requirement PMC Requirement PMC Requirement PMC 19

PMT'S INVESTMENT ACTIVITY BY STRATEGY DURING THE QUARTER

($ in millions)

	Long-term mortgage asset	Assets carrying value at 9/30/2023	Net new investments[5]	Fair value changes	Assets carrying value at 12/31/2023
Credit Sensitive Strategies	PMT GSE credit risk transfer[1]	$ 1,145	$ (28)	$ 29	$ 1,146
	Other GSE Credit Risk Transfer (CAS & STACR)	$ 277	$ 16	$ 8	$ 301
	Non-Agency Subordinate MBS[2]	$ 80	$ (0)	$ 5	$ 85
	Other Credit Sensitive Strategies[3]	$ 9	$ (1)	$ 0	$ 8
Interest Rate Sensitive Strategies	MSR	$ 4,109	$ (45)	$ (145)	$ 3,919
	Non-Agency Senior MBS[4]	$ 125	$ (2)	$ 4	$ 127
	Agency MBS[4]	$ 4,274	$ (41)	$ 184	$ 4,418
	Total	$ 10,020	$ (101)	$ 86	$ 10,005

(1) The fair value of PMT's organically-created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable

(2) As discussed in Note 6 – Variable Interest Entities to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, we consolidate the assets and liabilities in the trust that issued the subordinate bonds; accordingly, this investment is shown as Loans at fair value and Asset-backed financing of variable interest entities on our consolidated balance sheet

(3) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $4.5 million in carrying value of real estate acquired in settlement of loans at 12/31/23

(4) MBS = Mortgage-backed securities; net new investments in Agency MBS represents rebalancing of the MBS portfolio (considered along with to be announced hedges in managing PMT's interest rate risk) and runoff

(5) Net new investments represents new investments net of sales, liquidations, and runoff

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MSR ASSET VALUATION December 31, 2023 Mortgage Unaudited ($ in millions) Servicing Rights (1) $230,295 Pool UPB Weighted average coupon 3.7% Weighted average servicing fee 0.28% Weighted average prepayment speed assumption (CPR) 7.0% Fair value $3,919 As a multiple of servicing fee 6.01 21 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 7.0% 5.0% 3.3% 2.6% 1.9% 1.5% 1.4% 1.3% 1.3% 1.2% 1.2% 1.1% 1.1% 1.1% 1.0% 1.1% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 30-60 Day 60-90 Day 90+ Day In Foreclosure • Overall mortgage delinquency rates increased slightly from the prior quarter but remain low • Servicing advances outstanding for PMT’s MSR portfolio were approximately $191 million at December 31, 2023, up from $80 million at September 30, 2023 due to seasonal property tax payments ‒ No principal and interest advances are outstanding Note: Figures may not sum due to rounding 22 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 12/31/23, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $233 billion

PMT’S OWNED MSR PORTFOLIO CHARACTERISITICS As of December 31, 2023 Loan Remaining FICO credit 60+ UPB Current % of Note Seasoning Loan size Original Segment count maturity score at Delinquency (2) (3) ($ in billions) Total UPB rate (months) ($ in thousands) LTV LTV (in thousands) (months) origination (by UPB) GSE FNMA $116.0 50.4% 440 3.7% 40 308 $263 757 75% 54% 0.8% FHLMC $110.8 48.1% 390 3.6% 31 315 $284 761 74% 58% 0.5% (1) Other Other $3.5 1.5% 14 4.4% 34 322 $249 758 72% 56% 0.6% Grand Total $230.3 100.0% 844 3.7% 35 311 $273 759 75% 56% 0.7% (1) Other represents MSRs collateralized by conventional loans sold to private investors (2) Excludes loans held for sale at fair value 23 (3) Excludes any additional second lien on property

INTEREST RATE SENSITIVE STRATEGIES DESIGNED TO MITIGATE INTEREST RATE VOLATILITY Estimated Sensitivity to Changes in Interest Rates at Gain in value with Gain in value with December 31, 2023 % change in PMT’s increasing rates decreasing rates shareholders’ equity 20% 15% MSRs Agency MBS 10% 5% 0% -75 -50 -25 0 25 50 75 -5% Interest Rate Hedges -10% -15% (2) (1) (3) Long Assets MSRs/ESS/CRT and Hedges Net Exposure • PMT’s interest rate risk exposure is managed on a “global” basis – Multiple mortgage-related investment strategies with complementary interest rate sensitivities – Utilization of financial hedge instruments – Contributes to stability of book value (1) Includes loans acquired for sale and interest rate lock commitments (net of associated hedges), Agency and Non-Agency MBS assets (2) Includes MSRs and hedges which includes or may include put and call options on MBS, Eurodollar futures, treasury futures, and exchange-traded swaps 24 (3) Net exposure represents the net position of the “Long” assets and the MSRs and hedges

PERFORMANCE OF PMT’S ORGANICALLY-CREATED INVESTMENTS IN GSE CREDIT RISK TRANSFER INVESTMENTS IN 4Q23 Income (Loss) ($ in millions) Comments Contribution Market-driven value changes: Valuation-related changes included $ 29.0 • Reflects impact of credit spread tightening in Net gain (loss) on investment Income excluding market-driven value changes: Realized gains and carry included in 18.0 • Spread income earned on CRT investments Net gain (loss) on investment Losses recognized during period (1.3) Interest income 16.3 • Interest income on cash deposits securing CRT investments Interest expense (20.0) • Financing expense related to CRT investments Subtotal 13.0 Total income contribution: $ 42.0 25

BALANCE SHEET TREATMENT OF PMT’S ORGANICALLY-CREATED CREDIT RISK TRANSFER INVESTMENTS At December 31, 2023 ($ in thousands) Current outstanding UPB of loans delivered to the CRT SPVs and UPB of loans subject to guarantee obligation.................................... $ 23,152,230 sold to Fannie Mae or delivered subject to agreements to purchase REMIC CRT securities Carrying value of CRT arrangements: Current cash collateralizing guarantee included in “Deposits Deposits securing CRT arrangements......................................................... $ 1,209,498 securing credit risk transfer arrangements” Represents the fair value of expected future cash inflows related to Derivative and credit risk transfer strip liabilities....................................... $ (30,532) assumption of credit risk net of expected future losses Fair value of non-recourse liability issued by CRT trusts; represents Interest-only stripped security payable at fair value.................................. $ (32,667) value of interest-only payment after the maturity of PMT’s investments Fair value of CRT investments ………………........................................ $ 1,146,299 26

PMT’S ORGANICALLY-CREATED INVESTMENTS IN CREDIT RISK TRANSFER ($ in billions) PMTT1 (May 2015 - July 2015) PMTT2 (August 2015 - February 2016) PMTT3 (February 2016 - August 2016) At inception 12/31/23 At inception 12/31/23 At inception 12/31/23 UPB $ 1 .2 $ 0.1 UPB $ 4 .2 $ 0 .5 UPB $ 6.5 $ 1 .0 Loan Count 4,113 742 Loan Count 15,146 2,714 Loan Count 21,467 4,657 % Purchase 67.6% 67.6% % Purchase 71.4% 71.9% % Purchase 68.6% 70.9% (1) (1) (1) WA FICO WA FICO WA FICO 742 743 742 743 749 750 (1) (1) (1) WA LTV 81.3% 80.7% WA LTV 81.8% 80.9% WA LTV 81.4% 80.8% 60+ Days Delinquent Loan Count 3 60+ Days Delinquent Loan Count 11 60+ Days Delinquent Loan Count 24 60+ Days Delinquent % o/s UPB 0.661% 60+ Days Delinquent % o/s UPB 0.444% 60+ Days Delinquent % o/s UPB 0.590% 180+ Days Delinquent Loan Count 1 180+ Days Delinquent Loan Count 1 180+ Days Delinquent Loan Count 2 Actual Losses ($k) $ 2,064 Actual Losses ($k) $ 5,895 Actual Losses ($k) $ 8 ,875 L Street Securities 2017-PM1 (August 2016 - May 2018) L Street Securities 2019-PMT1 (June 2018 - March 2019) L Street Securities 2020-PMT1 (April 2019 - September 2020) At inception 12/31/23 At inception 12/31/23 At inception 12/31/23 (4) UPB $ 22.8 $ 3 .8 UPB $ 23.6 $ 2 .8 UPB $ 58.3 $ 14.9 (4) Loan Count 82,086 17,936 Loan Count 84,521 12,846 Loan Count 193,310 61,310 % Purchase 73.6% 73.2% % Purchase 81.7% 79.9% % Purchase 61.6% 61.3% (1) (1) (1) WA FICO 746 746 WA FICO 746 736 WA FICO 758 758 (1) (1) (1) WA LTV WA LTV WA LTV 82.5% 81.9% 83.8% 84.1% 82.5% 82.4% 60+ Days Delinquent Loan Count 153 60+ Days Delinquent Loan Count 292 60+ Days Delinquent Loan Count 580 60+ Days Delinquent % o/s UPB 0.970% 60+ Days Delinquent % o/s UPB 2.937% 60+ Days Delinquent % o/s UPB 1.060% 180+ Days Delinquent Loan Count 19 180+ Days Delinquent Loan Count 100 180+ Days Delinquent Loan Count 205 (5) (2) (2) Actual Losses ($k) $ 27,628 Principal Losses ($k) $ 1,377 Principal Losses ($k) $ 540 (3) (3) Interest Reduction ($k) $ 1 3,453 Interest Reduction ($k) $ 1 3,004 Total At inception 12/31/23 (6) UPB $ 116.5 $ 23.2 Loan Count 4 00,643 100,205 % Purchase 69.1% 66.2% (1) WA FICO 752 753 (1) WA LTV 82.7% 82.4% 60+ Days Delinquent Loan Count 1,063 60+ Days Delinquent % o/s UPB 1.235% 180+ Days Delinquent Loan Count 328 (2) Principal Losses ($k) $ 46,379 (3) Interest Reduction ($k) $ 2 6,458 (1) FICO and LTV metrics at origination (2) Losses due to liquidation of reference pool collateral (3) Interest reduction due to modification of reference pool collateral (4) Loans eligible for loss reversal are included as of 12/31/23 (5) 27 Losses included for loans eligible for reversal as of 12/31/23 (6) UPB includes modified loans that have incurred losses as of 12/31/23

CORRESPONDENT PRODUCTION ACQUISITIONS AND LOCKS BY PRODUCT Unaudited ($ in millions) 4Q22 1Q23 2Q23 3Q23 4Q23 Correspondent Acquisitions Conventional Conforming - for PMT $ 6,771 $ 6,629 $ 3,029 $ 2,759 $ 2,477 (1) Conventional Conforming - for PFSI 3,912 4,063 7 ,018 9,933 10,129 (1) Government - for PFSI 10,081 9,461 11,139 8,848 11,011 Jumbo - for PMT - - - 1 3 Total $ 20,764 $ 2 0,153 $ 21,186 $ 21,541 $ 2 3,620 Correspondent Locks Conventional Conforming - for PMT $ 7,507 $ 7,588 $ 3,322 $ 3,493 $ 2,737 (1) Conventional Conforming - for PFSI 4,747 3,781 7,523 10,333 9,977 (1) Government - for PFSI 10,681 10,341 10,735 10,063 11,197 Jumbo - for PMT 7 - - 2 5 Total $ 22,941 $ 21,709 $ 21,581 $ 23,891 $ 23,916 Note: Figures may not sum due to rounding (1) PMT sells government-insured and guaranteed loans, and certain conventional loans that it purchases from correspondent sellers to PennyMac Loan Services, LLC, and earns a sourcing fee and interest income for its holding period; PMT does not 28 pay a fulfillment fee for government-insured or guaranteed loans or conventional loans subsequently sold to PFSI

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